UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2025

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Indicate by check
Common Stock, $1 per share par value	IPC	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On February 11, 2025, the Board of Directors (the “Board”) of International Paper Company (the “Company”), upon the recommendation of the Company’s Governance Committee, appointed David A. Robbie to serve as an independent director to the Board effective immediately. Mr. Robbie’s term as an independent director will expire at the annual meeting of the Company’s shareowners in May 2025 where he will be nominated by the Board for re-election. With the appointment of Mr. Robbie, the Board now consists of 11 members, 10 of whom are independent.

The Board appointed Mr. Robbie to the Audit and Finance and Public Policy and Environment committees, effective immediately.

Under the Company’s Restricted Stock and Deferred Compensation Plan for Non-Employee Directors, Mr. Robbie is eligible for an annual grant of Company stock. The compensation of Mr. Robbie will be consistent with that provided to all the Company’s non-employee directors as disclosed in the Elements of our Director Compensation Program section of our proxy statement filed with the U.S. Securities and Exchange Commission on April 2, 2024.

The Board has determined that Mr. Robbie is independent, meets the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. The selection of Mr. Robbie was not pursuant to an agreement or understanding between Mr. Robbie and any other person. Furthermore, there are no related party transactions between the Company and Mr. Robbie that would require disclosure under Item 404(a) of Regulation S-K.

On February 11, 2025, the Company issued a press release announcing the appointment of Mr. Robbie to the Company’s Board. A copy of the release is included as Exhibit 99.1 to this Current Report on Form 8-K.

(e) Compensatory Arrangements of Certain Officers

On February 11, 2025, the Board, upon recommendation from the Management Development and Compensation Committee, as part of our ongoing review of our executive compensation and retention programs, approved and adopted the International Paper Company Executive Severance Plan (the “Severance Plan”). The Severance Plan is designed to provide certain employees of the Company, including our named executive officers (“NEOs”), payments and benefits upon specified terminations of employment. Effective as of February 11, 2025, the Severance Plan supersedes and replaces the 2005 Board Policy on Severance Agreements with Senior Executives, which previously provided for supplemental severance benefits to our NEOs in excess of those available under the Company’s broad-based Salaried Employee Severance Plan.

As a condition to participation in the Severance Plan, participants must enter into a Participation Agreement, which specifies a participant’s level, or multiple, of potential severance benefits and contains other terms and conditions related to participation in the Severance Plan.

The Committee has selected certain officers and senior executive officers of the Company to participate in the Severance Plan, including the Company’s NEOs: Andrew K. Silvernail, Chairman of the Board and Chief Executive Officer; Timothy S. Nicholls, Senior Vice President and Chief Financial Officer; W. Thomas Hamic, Executive Vice President and President, North American Packaging Solutions, and Joseph R. Saab, Senior Vice President, General Counsel and Corporate Secretary.

In the event of the termination of a participant’s employment other than in connection with a change in control as a result of a “qualifying termination,” which is a termination of the participant’s employment by the participant for good reason (as defined in the Severance Plan) or by the Company for any reason other than for cause (as defined in the Severance Plan), the participant will be entitled to receive the following benefits, subject to (i) compliance with the restrictive covenants with the Company to which the participant is a party and (ii) execution of a release of claims. If a participant has not entered into such restrictive covenants, the participant will be required to do so prior to participating in the Severance Plan.

Severance Pay

A lump sum cash payment that is a multiple of the sum of the participant’s total base salary and target bonus paid as soon as administratively feasible following termination. Mr. Silvernail’s multiple is 2 times the sum of his annual base salary and his target bonus under the AIP (as defined below) (such combined amount, an executive’s “Total Cash Compensation”), while the multiple for the remaining NEOs is 1.5 times their Total Cash Compensation.

Annual Incentive Plan (“AIP”)

Under the Severance Plan, Mr. Silvernail and the other NEOs would be entitled to any earned but unpaid bonus in respect of the most-recent bonus performance period under the Company’s AIP ending prior to the date of termination. A pro-rata bonus under the AIP is payable to the participant, based upon the number of months during the Plan year in which the participant worked 15 days or more as earned based on the current plan year administrative guidelines for the Company’s AIP.

Unvested Equity

Any unvested and outstanding equity awards shall be paid in accordance with the administrative guidelines for the Company’s incentive compensation programs and, if applicable, the Participant’s individual offer letter, employment agreement, equity award agreement or other similar agreement pursuant to which the Participant was granted the equity awards.

Continuation of Health and Welfare Benefits

Health and welfare benefits to be continued for up to 2 years for Mr. Silvernail and 1.5 years for the other NEOs.

Outplacement Services

Participation in an outplacement program for a period of 12 months, with a maximum cash value equal to $75,000 for Mr. Silvernail and $40,000 for the other NEOs.

Change in Control

If a participant’s employment is terminated as a result of a qualifying termination within one year after a change in control, the participant will be entitled to receive only the payments and benefits set forth in the participant’s change-in-control agreement.

The foregoing description of the Severance Plan is only a summary of the Severance Plan and is qualified in its entirety by reference to the full text of the Severance Plan included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d). Exhibits.

Exhibit No.	Description

10.1	International Paper Company Executive Severance Plan

99.1	Press Release of International Paper Company dated February 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: February 11, 2025	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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